Udemy Reports Fourth Quarter and Full Year 2024 Results
Closes year with strong performance, driven by 18% full year Enterprise revenue growth
Delivers record Adjusted EBITDA and completes $150 million share repurchase program

SAN FRANCISCO –– Feb. 13, 2025 –– Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today reported results for the three- and twelve-month periods ended December 31, 2024. Udemy has provided a supplemental deck with earnings highlights, which is available for download on the “Quarterly Results” section of the Investor Relations website.
Financial Results and Key Operating Data Summary
(in millions, except customers, percentages, and basis points)

	Three Months Ended December 31,		% Change		Fiscal Year Ended December 31,		% Change
	2024	2023	YoY		2024	2023	YoY
Revenue	$199.9	$189.5	5%		$786.6	$728.9	8%
Gross Profit	$127.2	$109.9	16%		$491.9	$419.3	17%
Gross Margin	64%	58%	600	bps	63%	58%	500	bps
Non-GAAP Gross Profit	$128.8	$112.5	15%		$500.7	$429.2	17%
Non-GAAP Gross Margin	64%	59%	500	bps	64%	59%	500	bps
Net Loss	$(9.9)	$(20.2)	51%		$(85.3)	$(107.3)	21%
Non-GAAP Net Income (Loss)	$15.5	$3.8	306%		$24.4	$1.9	n/m	%
Adjusted EBITDA	$19.5	$4.0	390%		$43.0	$7.8	451%
Adjusted EBITDA Margin	10%	2%	800	bps	5%	1%	400	bps

Enterprise Segment
Total Customers	17,096	15,726	9%
UB Annual Recurring Revenue	$516.9	$466.0	11%
UB Net Dollar Retention Rate	98%	106%	(800)	bps
UB Large Customer Net Dollar Retention Rate	103%	113%	(1,000)	bps
Segment Revenue	$130.1	$114.7	13%		$494.5	$420.6	18%
Segment Adjusted Gross Profit	$97.0	$79.1	23%		$361.7	$283.4	28%
Segment Adjusted Gross Margin	75%	69%	600	bps	73%	67%	600	bps

Consumer Segment
Monthly Average Buyers	1.32	1.37	(4)%		1.34	1.38	(3)%
Segment Revenue	$69.8	$74.9	(7)%		$292.1	$308.3	(5)%
Segment Adjusted Gross Profit	$37.0	$38.3	(3)%		$159.4	$163.8	(3)%
Segment Adjusted Gross Margin	53%	51%	200	bps	55%	53%	200	bps
n/m - not meaningful

“Udemy’s strong finish to the year underscores the disciplined execution of our strategy and the significant progress we are making to position the company for success,” said Greg Brown, Udemy’s President and CEO. “The opportunity ahead for Udemy remains massive as we continue to address the growing demand for skills development for enterprises and individuals globally, particularly in the era of generative AI. Our strategic pivot to focus resources upmarket to better serve large enterprise customers is on track. While 2025 will be a transition year as we execute on our plan, we have a strong foundation in place to drive sustainable, profitable growth, accelerate product innovation, and deliver long-term value for all stakeholders.”

Full Year 2024 Financial Highlights
•Total revenue increased 8% year-over-year to $786.6 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue of $494.5 million increased 18% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year.
•Udemy Business Annual Recurring Revenue (ARR) increased 11% year-over-year to $516.9 million.
•Consumer segment revenue of $292.1 million decreased 5% year-over-year, including the negative impact of 2 percentage points from changes in FX rates.
•Cash, cash equivalents, restricted cash, and marketable securities was $355.7 million at the end of the quarter.
Fourth Quarter 2024 Financial Highlights
•Total revenue increased 5% year-over-year to $199.9 million. Revenue growth includes a negative impact of 2 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue of $130.1 million increased 13% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year.
•Consumer segment revenue of $69.8 million decreased 7% year-over-year, including the negative impact of 2 percentage points from changes in FX rates.
Business and Operational Highlights
•Acquired eight million new learners and nearly 1,400 net new Enterprise customers to the Udemy platform in 2024, ending the year with a total of 77 million and 17,096, respectively.
•Added new, or expanded existing, relationships with Udemy Business customers globally, including Akbank (Turkey), Analog Devices (U.S), Arm (UK), Atlas (U.S.), Dropbox (U.S.), E. ON (Germany), Grupo Bancolombia (Colombia), Innovaccer Analytics Private Limited (India), Itaú Unibanco (Brazil), Kellanova/Kellogg Company (UK), Krungthai Bank (Thailand), Nasdaq (U.S.), and Navin Fluorine International Limited (India).
•Completed the company’s $150 million share repurchase program during the quarter, demonstrating confidence in the company’s long-term strategy and commitment to delivering shareholder value.
•Opened a new office in Mexico City, Mexico to enable Udemy to scale operations in the LATAM market, enabling the faster delivery of personalized, high-quality learning experiences to meet the evolving needs of organizations and professionals.
•Entered into a partnership with Ingram Micro to expand upskilling opportunities and enhance customer experience through access to Udemy Business products and solutions across Ingram Micro’s India distribution network.
•More than 1,800 Enterprise customers have leveraged Udemy’s AI-powered Skills Mapping feature since it launched in November 2024. More than one-third of learning paths created by those customers have been created with the Skills Mapping feature.
•Named the 2024 Rising Star Partner of the Year in North America by Amazon Web Services.
•Appointed two new independent directors to Udemy’s Board, Avaya Chief Revenue and Customer Experience Officer, Marylou Maco, and Toast Chief Technology Officer, Debra Chrapaty.

Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its first quarter and full year ending December 31, 2025.

	Three months ending March 31, 2025	Year ending December 31, 2025
Revenue	$195 to $199 million	$787 to $803 million
Adjusted EBITDA[1]	$17 to $19 million	$75 to $85 million
Weighted Average Share Count, Basic	148 million	150 million
Weighted Average Share Count, Diluted	150 million	152 million
1. Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.

The revenue guidance range above assumes historical changes in FX rates will have a negative 2 percentage point impact on first quarter year-over-year revenue growth and a negative 2 point impact on full year 2025 revenue growth. Udemy's revenue guidance assumes FX rates will remain unchanged from the end of the fourth quarter of 2024.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Thursday, February 13, to discuss its fourth quarter and full year 2024 financial results and outlook for 2025. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, adjusted to exclude i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other income (expense), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency; vi) stock-based compensation expense; and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Key Business Metrics
Udemy Business customers
We count the total number of Udemy Business (“UB”) customers at the end of each period. To do so, we generally count unique customers using the concept of a domestic ultimate parent, defined as the highest business in the family tree that is in the same country as the contracted entity. In some cases, we deviate from this methodology, defining the contracted entity as a unique customer despite the existence of a domestic ultimate parent. This often occurs where the domestic ultimate parent is a financial owner, government entity, conglomerate, or acquisition target where we have contracted directly with the subsidiary. We define a UB customer as a customer who purchases Udemy via our direct sales force, reseller partnerships or through our self-service platform.
Udemy Business Annual Recurring Revenue
We disclose our UB ARR as a measure of our Enterprise revenue growth. ARR represents the annualized value of our UB customer contracts on the last day of a given period. Only revenue from closed UB contracts with active seats as of the last day of the period are included.
Udemy Business Net Dollar Retention Rate and Udemy Business Large Customer Net Dollar Retention Rate
We disclose UB Net Dollar Retention Rate, or UB NDRR, as a measure of revenue growth for all UB customers within our Enterprise segment, including UB Large Customers, which we define as companies with at least 1,000 employees. We calculate UB NDRR as the total ARR at the end of a trailing twelve-month period divided by the total ARR at the beginning of a trailing twelve-month period for the cohort of all UB customers active at the beginning of the trailing twelve-month period. We calculate UB Large Customer NDRR as the total UB Large Customer ARR at the end of a trailing twelve-month period divided by the total Large Customer ARR at the beginning of a trailing twelve-month period for the cohort of UB customers with at least 1,000 employees active at the beginning of the trailing twelve-month period. Total ARR and Large Customer ARR at the end of a trailing twelve-month period are calculated as ARR and Large Customer ARR, respectively, at the beginning of a trailing twelve-month period that are then adjusted for upsells, downsells, and churns for the same cohort of customers during that period. Large Customer ARR represents the annualized value of contracts for UB customers with active seats and having at least 1,000 employees on the last day of a given period.
Monthly average buyers
A buyer is a consumer who purchases a course or subscription through our direct-to-consumer offering. We first determine the number of monthly buyers by taking the total buyers of single courses during a given month plus the total active, paid consumer subscribers at any point in that month, adjusting for duplicate buyers that may be present in both totals. We then calculate monthly average buyers by taking an average of the monthly buyer totals over a particular period, such as a fiscal year. Our monthly average buyer count is not intended as a measure of active engagement, as not all buyers are active at any given time or over any given period.
Segment revenue and segment adjusted gross profit
Segment revenue represents the revenue recognized from our two segments, Enterprise (or Udemy Business), and Consumer. Segment adjusted gross profit is defined as segment revenue less segment adjusted cost of revenue. Segment adjusted cost of revenue includes content costs, customer support services, hosting and platform costs, and payment processing fees that are allocable to each segment. Segment adjusted gross profit excludes amortization of capitalized software, depreciation, stock-based compensation, and amortization of intangible assets included in cost of revenue as our chief operating decision maker does not include the information in his measurement of the performance of the operating segments.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the first quarter and full year 2025, and future periods; anticipated future expenses and investments; our business strategy and plans, including the impact of our strategic initiatives and operational efficiency initiatives and our ability to successfully execute on these initiatives; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our publicly available filings with the Securities and Exchange Commission. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills — from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Revenue	$199,942	$189,545	$786,565	$728,937
Cost of revenue (1)(2)	72,737	79,695	294,625	309,598
Gross profit	127,205	109,850	491,940	419,339
Operating expenses (1)(2)
Sales and marketing	82,658	83,218	342,946	316,738
Research and development	28,831	29,506	125,438	120,335
General and administrative	21,900	22,786	96,199	93,898
Restructuring charges	5,410	—	16,685	10,263
Total operating expenses	138,799	135,510	581,268	541,234
Loss from operations	(11,594)	(25,660)	(89,328)	(121,895)
Other income (expense), net
Interest income	4,011	5,912	19,666	20,670
Interest expense	(45)	(54)	379	(518)
Other income (expense), net	(578)	283	(11,655)	(1,898)
Total other income, net	3,388	6,141	8,390	18,254
Net loss before taxes	(8,206)	(19,519)	(80,938)	(103,641)
Income tax provision	(1,658)	(729)	(4,350)	(3,653)
Net loss	$(9,864)	$(20,248)	$(85,288)	$(107,294)
Net loss per share
Basic and diluted	$(0.07)	$(0.13)	$(0.56)	$(0.71)
Weighted-average shares used in computing net loss per share
Basic and diluted	146,714,126	155,161,554	151,320,497	150,098,776

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$1,610	$1,876	$6,887	$7,006
Sales and marketing	6,087	7,837	28,665	30,859
Research and development	5,859	6,539	27,046	26,301
General and administrative	6,202	6,866	27,584	30,672
Restructuring charges	—	—	(160)	1,208
Total stock-based compensation expense	$19,758	$23,118	$90,022	$96,046
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$—	$725	$1,880	$2,900
Sales and marketing	227	229	915	1,208
Total amortization of intangible assets	$227	$954	$2,795	$4,108

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$190,592	$305,564
Restricted cash, current	100	3,329
Marketable securities	163,844	171,372
Accounts receivable, net	88,216	92,555
Prepaid expenses and other current assets	22,735	20,924
Deferred contract costs, current	40,841	38,584
Total current assets	506,328	632,328
Property and equipment, net	4,534	4,439
Capitalized software, net	31,548	31,388
Operating lease right-of-use assets	10,950	5,691
Restricted cash, non-current	1,115	659
Deferred contract costs, non-current	32,212	35,790
Strategic investments	—	10,311
Intangible assets, net	2,428	5,223
Goodwill	12,646	12,646
Other assets	3,867	2,721
Total assets	$605,628	$741,196
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,311	$2,506
Accrued expenses and other current liabilities	31,156	27,778
Content costs payable	37,607	40,277
Accrued compensation and benefits	28,793	24,332
Operating lease liabilities, current	2,502	5,825
Deferred revenue, current	291,106	279,414
Total current liabilities	397,475	380,132
Operating lease liabilities, non-current	8,315	1,124
Deferred revenue, non-current	2,438	3,000
Other liabilities, non-current	6	48
Total liabilities	408,234	384,304
Stockholders' equity:
Common stock	1	2
Additional paid-in capital	1,002,390	1,076,508
Accumulated other comprehensive income	(11)	80
Accumulated deficit	(804,986)	(719,698)
Total stockholders’ equity	197,394	356,892
Total liabilities and stockholders' equity	$605,628	$741,196

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(85,288)	$(107,294)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	25,421	24,588
Amortization of deferred contract costs	59,654	48,161
Stock-based compensation	90,022	96,046
Allowance for credit losses	1,549	1,662
Net (accretion) amortization of marketable securities	(8,301)	(7,492)
Non-cash operating lease expense	4,524	5,856
Unrealized loss on strategic investments	10,311	1,793
Other	2,551	1,178
Changes in operating assets and liabilities:
Accounts receivable	2,789	10,313
Prepaid expenses and other assets	(4,588)	(5,831)
Deferred contract costs	(58,333)	(56,890)
Accounts payable, accrued expenses and other liabilities	10,050	(14,429)
Content costs payable	(2,671)	2,967
Operating lease liabilities	(5,777)	(6,768)
Deferred revenue	11,130	4,135
Net cash provided by (used in) operating activities	53,043	(2,005)
Cash flows from investing activities:
Purchases of marketable securities	(336,898)	(307,706)
Proceeds from maturities of marketable securities	352,750	295,800
Purchases of property and equipment	(2,300)	(632)
Capitalized software costs	(12,475)	(12,434)
Net cash provided by (used in) investing activities	1,077	(24,972)
Cash flows from financing activities:
Net proceeds from exercise of stock options	2,345	17,911
Taxes paid related to net share settlement of equity awards	(30,824)	(6,760)
Proceeds from share purchases under employee stock purchase plan	7,054	8,044
Repurchases of common stock	(150,324)	—
Net cash provided by (used in) financing activities	(171,749)	19,195

Effect of foreign exchange rates on cash flows	(116)	20

Net decrease in cash, cash equivalents and restricted cash	(117,745)	(7,762)
Cash, cash equivalents and restricted cash—Beginning of period	309,552	317,314
Cash, cash equivalents and restricted cash—End of period	$191,807	$309,552

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Gross profit	$127,205	$109,850	$491,940	$419,339
Stock-based compensation expense	1,610	1,876	6,887	7,006
Intangible asset amortization	—	725	1,880	2,900
Non-GAAP gross profit	$128,815	$112,451	$500,707	$429,245
Gross margin (1)	64%	58%	63%	58%
Non-GAAP gross margin (2)	64%	59%	64%	59%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(9,864)	$(20,248)	$(85,288)	$(107,294)
Stock-based compensation expense	19,758	23,118	90,182	94,838
Intangible asset amortization	227	954	2,795	4,108
Restructuring charges	5,410	—	16,685	10,263
Non-GAAP net income	$15,531	$3,824	$24,374	$1,915

Weighted-average shares used in computing net loss per share, basic and diluted, and non-GAAP net income per share, basic (3)	146,714,126	155,161,554	151,320,497	150,098,776
Effect of dilutive securities	1,354,873	7,688,463	3,216,012	6,998,611
Weighted-average shares used in computing non-GAAP net income per share, diluted	148,068,999	162,850,017	154,536,509	157,097,387

Net loss per share, basic and diluted	$(0.07)	$(0.13)	$(0.56)	$(0.71)
Non-GAAP net income per share, basic	$0.11	$0.02	$0.16	$0.01
Non-GAAP net income per share, diluted	$0.10	$0.02	$0.16	$0.01

(3)         For periods presented with a net loss, potentially dilutive securities were excluded from the computation of net loss per share, diluted, because the impact of including them would have been anti-dilutive.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(9,864)	$(20,248)	$(85,288)	$(107,294)
Adjusted to exclude the following:
Interest income	(4,011)	(5,912)	(19,666)	(20,670)
Interest expense	45	54	(379)	518
Income tax provision	1,658	729	4,350	3,653
Depreciation and amortization	5,906	6,519	25,421	24,588
Stock-based compensation expense	19,758	23,118	90,182	94,838
Other income (expense), net	578	(283)	11,655	1,898
Restructuring charges	5,410	—	16,685	10,263
Adjusted EBITDA	$19,480	$3,977	$42,960	$7,794
Net loss margin (4)	(5)%	(11)%	(11)%	(15)%
Adjusted EBITDA margin (5)	10%	2%	5%	1%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)        We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com